Exhibit 99.1

FOR FURTHER INFORMATION:	FOR IMMEDIATE RELEASE
Andrea K. Tarbox	Wednesday, November 3, 2010
Vice President and Chief Financial Officer
847.239.8812

KAPSTONE REPORTS THIRD QUARTER 2010 RESULTS

Achieves Record Net Sales and Earnings

NORTHBROOK, IL – November 3, 2010 – KapStone Paper and Packaging Corporation (NYSE: KS) today reported results for the third quarter ended September 30, 2010.

•                  Net sales of $207 million, up 22 percent versus 2009

•                  Net income of $38 million, up 49 percent versus 2009

•                  Adjusted EBITDA of $39 million up $31 million, or 388 percent, versus 2009

•                  Diluted EPS of $0.82, up $0.13, or 19 percent, versus 2009

•                  Adjusted diluted EPS of $0.39,  up $0.59, or 295 percent, versus 2009

•                  Net debt at September 30, 2010, was $79 million, down approximately $400 million since July 2008

Roger W. Stone, Chairman and Chief Executive Officer, stated, “KapStone’s record production in the third quarter of 2010 coupled with favorable industry dynamics enabled us to also achieve record sales of $207 million. Our mills produced 329,000 tons of paper, ran at 100 percent of capacity, and significantly improved operating margins. Wood costs continued to decline from earlier in 2010 when unusually wet weather in the Southeast created supply shortages and higher costs. Although the August domestic linerboard price increase was unsuccessful, a $40 per ton price increase for kraft paper announced in August 2010 should be fully realized in this year’s fourth quarter along with improved export pricing. KapStone’s order backlog remains strong.”

Third Quarter Operating Highlights

Net sales for the quarter ended September 30, 2010 were $207.5 million, an increase of 21.8 percent, when compared to third quarter of 2009 sales of $170.3 million. The increase in net sales was attributable primarily to higher unit selling prices and mix improvement. Average revenue per ton increased to $614 versus $495 during the third quarter of 2009 and accounted for $28.4 million of the improvement in sales. Mix enhancement accounted for $12.2 million of the sales increase. Sales revenues in the third quarter of 2010 were negatively impacted by exchange rates and lower sales volumes by $2.1 million and $1.3 million, respectively.

Operating income of $26.6 million for the 2010 third quarter exceeded prior year’s results by $33.6 million after excluding the 2009 benefit from the alternative fuel mixture tax credits of $53.5 million. The primary reasons for the improved results were higher unit pricing and mix improvement which contributed $28.4 million and $9.4 million, respectively. Third quarter operating income was negatively impacted by a $3.9 million increase in freight and distribution costs and the $3.8 million reinstatement of certain salaried benefits which had been suspended in the prior year. Additionally, foreign exchange rates reduced operating income by $2.1 million.

Interest expense was $0.8 million for the third quarter of 2010, which decreased by $2.0 million versus the comparable quarter in 2009 as a result of year over year net debt reduction of $138 million. At September 30, 2010, the interest rate on the majority of the Company’s debt was 1.76 percent.

The effective tax rate for the 2010 third quarter was (49.9) percent compared to 37.9 percent for the 2009 third quarter. The 2010 effective tax rate is lower due to the benefit related to the cellulosic biofuel producer’s credit.

In August 2010, the U.S. Internal Revenue Service (“IRS”) approved the Company’s registration as a producer of cellulosic biofuel for the tax year 2009. With this registration, the Company applied for a nonrefundable income tax credit of $1.01 per gallon of qualified cellulosic biofuel for black liquor burned by the Company in early 2009 for which the Company did not claim the alternative fuel mixture tax credit. A $20.7 million benefit (net of U.S. federal and state taxes) related to the cellulosic biofuel tax credit was reflected in the Company’s income tax provision as a discrete item for the quarter ended September 30, 2010. The Company reported $33.9 million (the gross tax credit amount) as a deferred tax asset as of September 30, 2010 which is available to offset taxable income in future years.

Cash Flow and Working Capital

Cash and cash equivalents increased by $19.7 million in the quarter ended September 30, 2010, reflecting $33.1 million provided by operating activities offset by $5.8 million used in investing activities and $7.6 million used in financing activities.

Total net debt outstanding as of September 30, 2010, was $78.6 million and was reduced by $27.7 million during the third quarter of 2010. The Company was in compliance with all debt covenants at September 30, 2010.

At September 30, 2010, the Company had approximately $41.6 million of cash, $91.1 million of working capital and $87.7 million of revolver borrowing capacity.

Conclusion

Stone concluded, “Industry fundamentals remain solid characterized by relatively strong demand, high operating rates, low inventories and stable to improving prices.”

Conference Call

KapStone will host a conference call at 11 a.m. ET, Thursday, November 4, 2010, to discuss the Company’s financial results for the 2010 third quarter.  All interested parties are invited to listen and may do so by either accessing a simultaneous broadcast webcast on KapStone’s website, http://www.kapstonepaper.com, or for those unable to access the webcast, the following dial-in numbers are available:

Domestic: 866.713.8310

International: 617.597.5308

Participant Passcode: 35571696

A presentation to be viewed in conjunction with the call will also be available on our website, http://www.kapstonepaper.com, in the “Investors” section.

The webcast is also being distributed through the Thomson StreetEvents Network.  Individual investors can listen to the call at http://earnings.com, Thomson’s individual investor portal, powered by StreetEvents.  Institutional investors can access the call via Thomson StreetEvents (http://streetevents.com) a password-protected event management site.

An audio replay is available approximately one hour after the end of the call by dialing 888-286-8010 (Domestic) or 617-801-6888 (International), passcode 39854536, through November 11, 2010. Replay of the webcast will be available for 30 days on the Company’s website following the call.

About the Company

Headquartered in Northbrook, IL, KapStone Paper and Packaging Corporation is a leading North American producer of unbleached kraft paper products and linerboard.   The Company is the parent company of KapStone Kraft Paper Corporation which includes paper mills in Roanoke Rapids, NC and North Charleston, SC, a lumber mill in Summerville, SC, and five chip mills in South Carolina. The business employs approximately 1,600 people.

Non-GAAP Financial Measures

In addition to our audited consolidated financial statements presented in accordance with U.S. GAAP, management uses certain non-GAAP measures, including “EBITDA”, “Adjusted EBITDA”, “Adjusted Net Income”, and “Adjusted Diluted EPS” to measure our operating performance.  Investors are cautioned that EBITDA, Adjusted EBITDA, Adjusted Net Income, and Adjusted Diluted EPS are not financial measures under U.S. GAAP.  Management uses these measures to focus on the on-going operations, and believes that they are useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The Company believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency to key measures used to evaluate the performance and liquidity of the Company.  Management uses EBITDA for evaluating the Company’s performance against competitors and as a primary measure for employees’ incentive programs and potential future contingent earn-out payments to International Paper Company.  Reconciliations of net income to EBITDA, EBITDA to Adjusted EBITDA, net income to Adjusted Net Income, and diluted EPS to Adjusted Diluted EPS are included in the financial schedules contained in this press release.

In addition, these measures should not be construed as alternatives to any other measures of performance determined in accordance with GAAP.

Forward-Looking Statements

Statements in this news release that are not historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can often be identified by words such as  “may,” “will,” “should,” “would,’ “expect,” “project,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “outlook,” or “continue,” the negative of these terms or other similar expressions.   These statements reflect management’s current views and are subject to risks, uncertainties and assumptions, many of which are beyond the Company’s control that could cause actual results to differ materially from those expressed or implied in these statements. Factors that could cause actual results to differ materially include, but are not limited to: (1) industry conditions, including changes in cost, competition, changes in the Company’s product mix and demand and pricing for the Company’s products; (2) market and economic factors, including changes in raw material and healthcare costs, exchange rates and interest rates; (3) results of legal proceedings and compliance costs, including unanticipated expenditures related to the cost of compliance with environmental and other governmental regulations; (4) the ability to achieve and effectively manage growth; (5) the ability to pay the Company’s debt obligations;  (6) the ability to carry out the Company’s strategic initiatives and manage associated costs; and (7) the income tax impact of the federal incentive program for alternative fuel mixtures.  Further information on these and other risks and uncertainties is provided under Item 1A “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, Quarterly Report on Form 10-Q for the quarter ended September 30, 2010 and elsewhere in reports that the Company files or furnishes with the SEC. These filings can be found on KapStone’s Web site at www.kapstonepaper.com and the SEC’s Web site at www.sec.gov. Forward-looking statements included herein speak only as of the date hereof and the Company disclaims any obligation to revise or update such statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events or circumstances.

KapStone Paper and Packaging Corporation

Consolidated Statements of Income

($ In thousands, except share and per share amounts)

(unaudited)

			Fav / (Unfav)			Fav / (Unfav)
	Quarter Ended September 30,		Variance	Nine Months Ended Sept. 30,		Variance
	2010	2009	%	2010	2009	%

Net sales	$207,493	$170,335	21.8%	$583,111	$467,412	24.8%

Cost and expenses:
Cost of sales, excluding depreciation and amortization	142,212	86,812	-63.8%	419,197	271,650	-54.3%
Freight and distribution expenses	20,161	16,262	-24.0%	56,279	42,755	-31.6%
Selling, general and administrative expenses	7,631	7,105	-7.4%	23,672	23,292	-1.6%
Depreciation and amortization	11,129	13,664	18.6%	33,624	40,761	17.5%
Gain / (loss) on sale of business	—	(278)	100.0%	—	16,417	100.0%
Other operating income	250	285	-12.3%	760	733	3.7%
Operating income	26,610	46,499	-42.8%	51,099	106,104	-51.8%

Foreign exchange gain /(loss)	301	175	72.0%	(597)	48	-1343.8%
Interest income	9	—	n/a	27	1	2600.0%
Interest expense	781	2,821	72.3%	2,460	11,887	79.3%
Amortization of debt issuance costs	538	2,532	78.8%	1,797	4,210	57.3%
Income before provision (benefit) for income taxes	25,601	41,321	-38.0%	46,272	90,056	-48.6%
Provision (benefit) for income taxes	(12,765)	15,649	181.6%	(5,578)	35,160	115.9%

Net income	$38,366	$25,672	49.4%	$51,850	$54,896	-5.5%

Earnings per share:
Basic	$0.83	$0.70		$1.13	$1.77
Diluted	$0.82	$0.69		$1.11	$1.75

Weighted-average number of shares outstanding:
Basic	45,984,422	36,548,515		45,795,023	31,096,354
Diluted	47,049,933	36,940,773		46,892,468	31,355,785

Effective tax rate	-49.9%	37.9%		-12.1%	39.0%

OPERATING SEGMENT DATA

($ In thousands)

			Fav / (Unfav)			Fav / (Unfav)
	Quarter Ended September 30,		Variance	Nine Months Ended Sept.30,		Variance
	2010	2009	%	2010	2009	%
Net sales
Unbleached kraft	$207,493	$170,335	21.8%	$583,111	$461,384	26.4%
Other	—	—	n/a	—	6,927	-100.0%
Intersegment sales elimination	—	—	n/a	—	(899)	100.0%
Total net sales	$207,493	$170,335	21.8%	$583,111	$467,412	24.8%

Operating income
Unbleached kraft	$31,409	$51,952	-39.5%	$66,848	$105,245	-36.5%
Other	—	—	n/a	—	748	-100.0%
Gain / (loss) on sale of business	—	(278)	100.0%	—	16,417	-100.0%
Corporate	(4,799)	(5,175)	7.3%	(15,749)	(16,306)	3.4%
Total operating income	$26,610	$46,499	-42.8%	$51,099	$106,104	-51.8%

KapStone Paper and Packaging Corporation

Consolidated Balance Sheets

(In thousands)

	September 30,	December 31,
	2010	2009
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$41,617	$2,440
Trade accounts receivable, net of allowances of $1,303 in 2010 and $1,217 in 2009	72,425	58,408
Other receivables	2,893	16,487
Inventories	71,836	61,377
Refundable and prepaid income taxes	980	13,757
Prepaid expenses and other current assets	3,897	1,690
Restricted cash	—	2,500
Deferred income taxes	5,917	5,604
Total current assets	199,565	162,263

Plant, property and equipment, net	462,504	470,278
Other assets	4,235	4,935
Intangible assets, net	23,548	26,198
Goodwill	4,811	5,449
Total assets	$694,663	$669,123

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$18,835	$18,630
Borrowings under revolving credit facility	—	7,400
Other current borrowings	644	—
Accounts payable	51,966	52,147
Accrued expenses	20,832	20,800
Accrued compensation costs	16,164	7,719
Total current liabilities	108,441	106,696

Long-term debt, net of current portion	97,157	121,031
Accrued pension and post-retirement benefits	6,663	5,949
Deferred income taxes	19,663	38,577
Other liabilities	59,377	48,080
Total other liabilities	182,860	213,637

Stockholders’ equity:
Preferred stock $0.0001 par value	—	—
Common stock $0.0001 par value	5	5
Additional paid-in capital	223,440	219,828
Retained earnings	180,896	129,046
Accumulated other comprehensive loss	(979)	(89)
Total stockholders’ equity	403,362	348,790
Total liabilities and stockholders’ equity	$694,663	$669,123

KapStone Paper and Packaging Corporation

Consolidated Statements of Cash Flows

($ In thousands)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Operating activities:
Net income	$38,366	$25,672	$51,850	$54,896
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	11,129	13,664	33,624	40,761
Stock based compensation expense	676	652	2,833	1,686
Amortization of debt issuance costs	538	2,532	1,797	4,210
Loss on disposal of assets	168	468	628	756
Deferred income taxes	(25,385)	2,405	(18,730)	13,750
Gain / (loss) on sale of business	—	278	—	(16,417)
Changes in operating assets and liabilities	7,648	15,332	19,134	24,148
Total cash provided by operating activities	$33,140	$61,003	$91,136	$123,790

Investing activities:
CKD acquisition	$—	$—	$638	$1,000
KPB acquisition including earn-out for sale of dunnage bag business	—	—	—	(3,977)
Proceeds from sale of business	—	(1,185)	—	34,898
Restricted cash	2,500	—	2,500	(2,500)
Capital expenditures	(8,325)	(5,746)	(23,829)	(18,656)
Total cash (used in) / provided by investing activities	$(5,825)	$(6,931)	$(20,691)	$10,765

Financing activities:
Proceeds from revolving credit facility	$—	$3,000	$76,700	$64,300
Repayments on revolving credit facility	—	(3,000)	(84,100)	(76,700)
Repayments of long-term debt and notes	(7,307)	(158,362)	(25,293)	(208,093)
Proceeds from other current borrowings	—	—	2,564	—
Proceeds from exercises of stock warrants	—	85,217	—	85,217
Repayments on other current borrowings	(641)	—	(1,920)	—
Payment of withholding taxes on vested restricted stock awards	—	—	(624)	—
Proceeds from exercises of stock options	233	—	777	—
Excess tax benefits from stock based compensation	59	—	447	—
Proceeds from employee stock purchase plan	70	—	70	—
Other	—	—	111	—
Debt issuance costs paid	—	—	—	(370)
Total cash (used in) / provided by financing activities	$(7,586)	$(73,145)	$(31,268)	$(135,646)

Net increase / (decrease) in cash and cash equivalents	19,729	(19,073)	39,177	(1,091)
Cash and cash equivalents-beginning of period	21,888	22,147	2,440	4,165
Cash and cash equivalents-end of period	$41,617	$3,074	$41,617	$3,074

KapStone Paper and Packaging Corporation

Supplemental Information

GAAP to Non-GAAP Reconciliations

($ in thousands, except share and per share amounts)

(unaudited)

	Quarter Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Net Income (GAAP) to EBITDA (Non-GAAP) to Adjusted EBITDA (Non-GAAP):
Net income (GAAP)	$38,366	$25,672	$51,850	$54,896
Interest income	(9)	—	(27)	(1)
Interest expense	781	2,821	2,460	11,887
Amortization of debt issuance costs	538	2,532	1,797	4,210
Provision (benefit) for income taxes	(12,765)	15,649	(5,578)	35,160
Depreciation and amortization	11,129	13,664	33,624	40,761
EBITDA (Non-GAAP)	$38,040	$60,338	$84,126	$146,913

Alternative fuel mixture tax credits	—	(53,458)	(22,195)	(107,464)
Planned maintenance outage	—	—	6,810	—
Dunnage bag business	—	278	—	(17,165)
Stock based compensation expense	676	652	2,833	1,686
Adjusted EBITDA (Non-GAAP)	$38,716	$7,810	$71,574	$23,970

Net Income (GAAP) to Adjusted Net Income (Non-GAAP):
Net income (GAAP)	$38,366	$25,672	$51,850	$54,896
Cellulosic Biofuel tax credit	(20,660)	—	(20,660)	—
Alternative fuel mixture tax credits	—	(33,213)	(14,737)	(65,508)
Planned maintenance outage	—	—	4,522	—
Dunnage bag business	—	173	—	(10,463)
Stock based compensation expense	449	405	1,881	1,028
Adjusted Net Income (Non-GAAP)	$18,155	$(6,963)	$22,856	$(20,047)

Basic EPS (GAAP) to Adjusted Basic EPS (Non-GAAP):
Basic EPS (GAAP)	$0.83	$0.70	$1.13	$1.77
Cellulosic Biofuel tax credit	(0.45)	—	(0.45)	—
Alternative fuel mixture tax credits	—	(0.91)	(0.32)	(2.11)
Planned maintenance outage	—	—	0.10	—
Dunnage bag business	—	—	—	(0.34)
Stock based compensation expense	0.01	0.01	0.04	0.03
Adjusted Basic EPS (Non-GAAP)	$0.39	$(0.20)	$0.50	$(0.65)

Diluted EPS (GAAP) to Adjusted Diluted EPS (Non-GAAP):
Diluted earnings per share (GAAP)	$0.82	$0.69	$1.11	$1.75
Cellulosic Biofuel tax credit	(0.44)	—	(0.44)	—
Alternative fuel mixture tax credits	—	(0.90)	(0.31)	(2.09)
Planned maintenance outage	—	—	0.10	—
Dunnage bag business	—	—	—	(0.33)
Stock based compensation expense	0.01	0.01	0.04	0.03
Adjusted Diluted EPS (Non-GAAP)	$0.39	$(0.20)	$0.50	$(0.64)